SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INTEGRATED CIRCUIT SYSTEMS, INC

(Name of Registrant as Specified In Its Certificate)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2435 Boulevard of the Generals

Norristown, Pennsylvania 19403

Notice of Annual Meeting of Shareholders

To the Shareholders of Integrated Circuit Systems, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Integrated Circuit Systems, Inc. (the “Company”), to be held at 9:00 a.m., Eastern Standard Time, on October 29, 2003, at the Four Seasons Hotel, 200 Boylston Street, Boston, Massachusetts 02116 for the following purposes:

1. To elect two Class III directors of the Company for a three-year term; and

2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of the Company’s Common Stock at the close of business on September 19, 2003 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting. Such shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

Your vote is important. Even if you plan to attend the Annual Meeting, I urge you to complete, sign and return the enclosed proxy card in the enclosed postage-paid envelope in order to be certain your shares are represented at the meeting. If you decide to attend the meeting and wish to vote in person, you may revoke your proxy by written notice at that time.

By Order of the Board of Directors

Justine F. Lien

Chief Financial Officer and Corporate Secretary

September 26, 2003

INTEGRATED CIRCUIT SYSTEMS, INC.

2435 Boulevard of the Generals

Norristown, PA 19403

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Meeting Date: October 29, 2003

The Board of Directors of Integrated Circuit Systems, Incorporated, a Pennsylvania corporation (the “Company” or “ICS”) is soliciting the enclosed proxy for use at the 2003 Annual Meeting of the Shareholders of the Company to be held on October 29, 2003 at 9:00 a.m. Eastern Standard Time and at any meetings held upon adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The 2003 Annual Meeting will be held at the Four Seasons Hotel, 200 Boylston Street, Boston, Massachusetts 02116. This proxy statement and the accompanying proxy card is being sent to you on or about September 26, 2003.

The presence, either in person or by proxy, of persons entitled to vote a majority of the Company’s outstanding common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of September 19, 2003 (the “Record Date”), there were approximately 71,903,749 shares of the Company’s common stock issued and outstanding. No other voting securities of the Company were outstanding at the Record Date.

The Company will bear the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations.

FREQUENTLY ASKED QUESTIONS

What am I voting on?

The election of two Class III directors for a three-year term. Management’s nominees for such directors are: Mr. Hock E. Tan and Nam P. Suh, Ph.D.

Who is entitled to vote?

Shareholders as of the close of business on September 19, 2003 (the “Record Date”) are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the Record Date, including shares:

•	Held directly in your name as the “shareholder of record”

•	Held for you in an account with a broker, bank, or other nominee

How do I vote by proxy?

If you are a shareholder of record, you may vote by proxy by signing and dating each proxy you receive and returning it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf FOR the election of the two nominees for director listed below under Proposal No. 1, and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Sign your name on the back of the proxy exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee, or the officer or agent of a company or partnership), you should indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all the owners.

You have the right to revoke your proxy any time before the meeting by notifying the Company’s Secretary in writing. If you are a shareholder of record, you may also revoke your proxy by voting in person at the meeting.

How do I vote in person?

If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card, even if you plan to attend the meeting.

How do I vote my shares that are held by my broker?

If you have shares held by a broker or other nominee, you may instruct your broker to vote your shares by following instructions that the broker or nominee provides for you. Most brokers offer voting by mail, telephone, and Internet.

What does it mean if I receive more than one proxy card?

It means that you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each card after filling out your voting preferences on each card.

Who will count the votes?

Leslie Fleischer, Esquire, Director of Legal Affairs for the Company, will act as the judge of election at the Annual Meeting.

What constitutes a quorum?

A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum for the Annual Meeting. Abstentions and broker non-votes (defined below) are counted for purposes of determining a quorum. (A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficial owners have not instructed the broker on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions.)

How many votes are needed for approval of each item?

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the two nominees receiving the most votes will be elected directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the two director nominees unless the proxy contains instructions to the contrary. Instructions to withhold authority to vote for one or more of the nominees will result in your shares not being voted in favor of those nominees. As a result, those nominees will receive fewer total votes. However, such action will not reduce the number of votes otherwise received by the nominees.

Because directors are elected by a plurality of votes, abstentions and broker non-votes will not affect their election.

If you have questions about your admittance card, you may call Justine Lien at (610) 630-5300, or send an e-mail message to lien@icst.com.

FISCAL YEAR 2003 AUDIT FEE SUMMARY

During fiscal year 2003, the Company retained as principal auditor, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

Audit Fees

Audit fees billed to the Company by PricewaterhouseCoopers LLP during the Company’s 2003 fiscal year for review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $293,025.

Financial Information Systems Design and Implementation Fees

The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the 2003 fiscal year.

All Other Fees

Fees billed to the Company by PricewaterhouseCoopers LLP during the Company’s 2003 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $22,900. The types of non-audit services provided by PricewaterhouseCoopers LLP include tax related services of $14,300 and other services of $8,600, which do not include any of the types of services that are prohibited to be rendered by a company’s independent auditors in accordance with Section 10A(g) of the Securities Exchange Act of 1934. All audit and non-audit services provided and expected to be provided by PricewaterhouseCoopers LLP have been pre-approved by the Audit Committee. The Audit Committee has considered the non-audit services rendered to the Company by PricewaterhouseCoopers LLP and believe the rendering of those services is not incompatible with PricewaterhouseCoopers LLP maintaining its independence.

Pursuant to the adoption of the revised Audit Committee Charter (which is attached to this proxy as Appendix A), the Board of Directors has adopted a revised policy effective April 23, 2003 which prohibits the Company from entering into non-audit related consulting agreements for financial information systems design and implementation, for certain other services considered to have an impact on independence, and for all other services prohibited by the Sarbanes-Oxley Act of 2002 and new Securities and Exchange Commission regulations. The policy also contains procedures requiring Audit Committee pre-approval of all audit and permitted non-audit services provided by the Company’s independent auditors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes with staggered three-year terms with each class consisting as nearly as possible of one-third of the total number of directors. The seven member Board of Directors currently consists of three Class I directors, two Class II directors and two Class III directors.

A single class of directors is elected each year at the annual meeting. Each director elected at each such annual meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election or until his successor has been elected and duly qualified.

The shareholders are requested to vote for two nominees to serve as directors in Class III whose terms will expire at the 2006 Annual Meeting of Shareholders or until their successors are elected and duly qualified. The two nominees are Hock E. Tan and Nam P. Suh, Ph.D., and each named nominee has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve his term as director if elected.

A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a Director. The Board of Directors recommends that you vote FOR Messrs. Tan and Suh, as the Board believes that this would serve the best interests of our Company and its shareholders. If any one or more of such nominees should for any reason become unavailable for election, the Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute. In such event, shares represented by proxies may be voted for a substitute director.

Biographical Information

The following sets forth brief biographical information for each director and executive officer of Integrated Circuit Systems, Inc. All directors of the Company hold office for their respective terms and until their successors have been elected and qualified.

Name	Age	Position
Hock E. Tan	52	Chief Executive Officer, President and Director
Justine F. Lien	41	Vice President and Chief Financial Officer
Dinh N. Bui	50	Vice President, Frequency Timing Group
Randall R. Frederick	48	Vice President, MicroClock
Lewis C. Eggebrecht	59	Director
Henry I. Boreen	76	Director
David Dominik	47	Director
Michael A. Krupka	38	Director
John D. Howard	51	Director
Nam P. Suh, Ph.D.	67	Director

Hock E. Tan began serving as Chief Executive Officer and President after the recapitalization on May 11, 1999. Mr. Tan joined the Company in August 1994 and was appointed as Senior Vice President and Chief Financial Officer in February 1995. In April 1996, Mr. Tan was appointed to the additional post of Chief Operating Officer. Before joining our company, Mr. Tan was Vice President of Finance of Commodore International, Ltd. from 1992 to 1994. Mr. Tan has served as Managing Director of Pacven Investment, Ltd. from 1988 to 1992 and was Managing Director of Hume Industries (M) Ltd. from 1983 to 1988. His career also includes senior financial positions with PepsiCo, Inc. and General Motors Corporation. Mr. Tan holds an M.B.A. from Harvard Business School and an M.S. in Mechanical Engineering from Massachusetts Institute of Technology. Mr. Tan currently serves as a member of Class III of the Board of Directors, and is a candidate for re-election at the Annual Meeting. If elected Mr. Tan’s term will expire at the annual meeting in 2006.

Justine F. Lien was appointed Chief Financial Officer after the recapitalization on May 11, 1999 and has been with the Company since 1993. She has held titles including Director of Finance and Administration and Assistant Treasurer. Prior to joining the Company, Ms. Lien was employed by Smith Industries in various finance capacities. Ms. Lien holds a B.A. degree in Accounting and Economics from Immaculata College and is a Certified Management Accountant.

Dinh N. Bui joined ICS in May 1999 and is currently Vice President of the FTG Business Unit. Prior to joining ICS, he was President and CEO of Phaselink Labs, the company he founded in 1991. From 1981 to 1991 he was at International Microcircuits, Inc., (IMI), where he provided special analog expertise for custom low power, communication and timing devices and managed development of timing devices for personal computers. Mr. Bui received a M.S.E.E. degree in Electrical Engineering from Catholic University of Leuven in Belgium in 1977.

Randall R. Frederick joined ICS in March 2000 and is currently the Vice President of the Microclock Business Unit. Before joining ICS, Mr. Frederick was Vice President of Engineering and Marketing at International Microcircuits, Inc., (IMI), from 1998-2000. Prior to IMI, he held both Director and Vice President positions for the Logic division at Integrated Device Technology (IDT). He was with IDT from 1989-1998. Mr.

Frederick has also been in product development and marketing at Fairchild Semiconductor, Inova Microsystems and Philips Semiconductor. Mr. Frederick has a B.S. in Electrical Engineering from the University of California at Davis and a MBA from California State University at San Jose. Mr. Frederick currently has over 25 years experience in the integrated circuits industry.

Lewis C. Eggebrecht has been a director since May 31, 2003. He served as Vice President and Chief Scientist from 1998 through May 30, 2003 and possesses over 30 years of experience in the integrated circuit and personal computer industries. Prior to his employment with the Company, Mr. Eggebrecht was Chief Architect for the Multimedia Products Group at Philips Semiconductor from 1996 to 1998 and was a senior engineer at S3 in 1996. Mr. Eggebrecht also held senior engineering positions at Commodore International, Franklin Computer and IBM. Mr. Eggebrecht holds numerous patents and industry awards and has authored over 25 articles for a variety of technical publications. Mr. Eggebrecht holds a B.S.E.E. degree from the Michigan Technological University and has accomplished advanced degree work at the University of Minnesota. Mr. Eggebrecht currently serves as a member of Class I of the Board of Directors, and his current term expires at the annual meeting in 2004.

Henry I. Boreen has been a director since December 1984 and Chairman of the Board of Directors since April 1995. He served as Interim Chief Executive Officer from March 1998 through October 1998. Since 1984, Mr. Boreen has been a principal of HIB International. Since 1987, Mr. Boreen has been Chairman of US Tech. Since 1989, Mr. Boreen served as Chairman of AM Communications, Inc., a manufacturer of telecommunications equipment. Since 2002 Mr. Boreen has been the trustee of the Cardiovascular Foundation, which is a charitable trust. Mr. Boreen has over 35 years experience in the integrated circuits industry and was the founder and Chairman of Solid State Scientific, a semiconductor manufacturer. Mr. Boreen currently serves as a member of Class I of the Board of Directors, and his current term expires at the annual meeting in 2004.

David Dominik has been a managing director of Golden Gate Capital, a private equity investment firm he co-founded, since 2000. He has also been a special limited partner of Bain Capital, LLC, a private equity investment firm since 2000. He was a managing director of Bain Capital, LLC from 1990 until March 2000. From 1986 to 1990, Mr. Dominik was a general partner of Zero Stage Capital, a venture capital firm focused on early-stage companies, and was Assistant to the Chairman of Genzyme Corporation, a biotechnology firm, from 1984 to 1986. From 1982 to 1984, he worked as a management consultant at Bain & Company, a consulting firm. Mr. Dominik also serves on the Board of Directors at ThermaWave, Inc. Mr. Dominik currently serves as a member of Class I of the Board of Directors, and his current term will expire at the annual meeting in 2004.

Michael A. Krupka joined Bain Capital in 1991 and has been a Managing Director since 1997. Prior to joining Bain Capital Inc., Mr. Krupka spent several years as a management consultant at Bain & Company where he focused on technology and technology-related companies. In addition, he has served in several senior operating roles at Bain Capital LLC portfolio companies. Mr. Krupka currently serves on the Board of Directors of US LEC Corporation. Mr. Krupka currently serves as a member of Class II of the Board of Directors, and his current term will expire at the annual meeting in 2005.

John D. Howard joined Bear Stearns in March of 1997 and is a Senior Managing Director of Bear Stearns and Head of Merchant Banking. From 1990 to 1997, he was co-Chief Executive Officer of Vestar Capital Partners Inc., a private investment firm specializing in management buyouts. In addition, Mr. Howard was a Senior Vice President and partner of Wesray Capital Corporation, one of the foremost private equity sponsors and a pioneer of leveraged buyouts, from 1985 to 1990. Formerly, Mr. Howard was a Vice President in the Mergers and Acquisitions department of Bear Stearns. Mr. Howard currently serves on the Board of Directors of Aeropostale, Inc., Nice-Pak Holdings Inc., Lerner New York, RMA Home Services and Uniscribe Professional Services, Inc. Mr. Howard currently serves as a member of Class II of the Board of Directors, and his current term will expire at the annual meeting in 2005.

Nam P. Suh, Ph.D. is currently The Ralph E. and Eloise F. Cross Professor and Director at the Manufacturing Institute at the Massachusetts Institute of Technology (“MIT”). He has been with the MIT faculty since 1970 and during this time, he was the Founding Director of the MIT Laboratory for Manufacturing and Productivity, founder and Director of the MIT-Industry Polymer Processing Program, head of the Mechanics and Material Division of the Mechanical Engineering department, and a member of the Engineering Council of MIT. Between 1984 and 1988, he was appointed by President Ronald Reagan as Assistant Director for Engineering of the National Science Foundation, for which he received the Foundation’s Distinguished Service Award. He has authored over 230 papers, four books, and holds over forty patents. Dr. Suh holds a B.S. and M.S. from MIT, and has received a Ph.D. from Carnegie Mellon University. Dr. Suh also received three honorary doctorate degrees. Dr. Suh currently serves on the Board of Directors of Trexel, Inc., Tribotek, Inc., Ecogin Systems, Inc., Axiomatic Design Software, Inc., and Advanced Mechanical Technology, Inc. Dr. Suh currently serves as a member of Class III of the Board of Directors, and is a candidate for re-election at the Annual Meeting. If elected, Dr. Suh’s term will expire at the annual meeting in 2006.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee of the Board of Directors are John Howard and Michael Krupka. Neither Mr. Howard nor Mr. Krupka is an officer or employee, or a former officer or employee of the Company.

Committees and Meetings of the Board of Directors

During the year ended June 28, 2003, the Board of Directors met four times. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and committees of the Board on which he served.

The Board of Directors has two committees: an Audit Committee and a Compensation Committee.

The Audit Committee is required to consist of at least three independent non-executive directors who are free from any relationship that, in the judgment of the Board of Directors, would interfere with the exercise of his or her independent judgment. Each member is also required to meet the independence requirements of the Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The current Audit Committee members are Messrs. Boreen, Howard and Dr. Suh. The Audit Committee reports to the Board of Directors regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management’s procedures and policies relative to the adequacy of our internal accounting controls. During the year ended June 28, 2003, the Audit Committee met five times. On April 23, 2003, the Audit Committee recommended for approval, and the Board of Directors subsequently approved, a revised Audit Committee Charter, which is attached to this proxy statement as Appendix A.

Our Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and all forms of compensation to be provided to our executive officers. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all of our other employees. The Compensation Committee, which is required to consist of at least two non-employee directors, consists of Messrs. Howard and Krupka. During the year ended June 28, 2003, the Compensation Committee met two times.

In accordance with the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market has proposed rule changes that will tighten the definition of “independent director.” Both the existing and the proposed Nasdaq rules generally require all members of the Audit Committee of a company with shares traded on the Nasdaq Stock Market to be independent directors. Currently, other than our CEO and Lewis C. Eggebrecht, all members of our Board of Directors (including all members of our Board’s Audit Committee and Compensation Committee) are independent within the meaning of the Sarbanes-Oxley Act of 2002 as well as both the existing and proposed listing criteria of the Nasdaq Stock Market.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ended June 28, 2003, June 29, 2002 and June 30, 2001, the compensation paid by the Company to those persons who were at any time during the last completed fiscal year, the Company’s Chief Executive Officer, and its next most highly compensated executive officers whose total annual salary and bonus was in excess of $100,000 for the last completed fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
				Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)(2)
Hock E. Tan	2003	310,408	196,312	—	11,529
CEO, President and	2002	296,751	59,812	125,000	10,623
Director	2001	279,923	281,250	75,000	63,483

Justine F. Lien	2003	193,995	80,496	100,000	11,575
Vice President and Chief Financial	2002	180,000	28,080	130,000	11,898
Officer	2001	179,231	97,370	—	26,051

Lewis C. Eggebrecht (3)	2003	198,670	59,364	—	4,269
Vice President and Chief	2002	222,882	22,504	105,000	5,661
Scientist	2001	207,056	126,751	—	38,588

(1)	Includes cash bonuses for services rendered in the applicable fiscal year.
(2)	Includes amounts contributed by the Company for fiscal year 2003 (i) under the Company’s 401(k) Plan as follows: Mr. Tan — $11,025; Ms. Lien — $11,071; and Mr. Eggebrecht — $3,780; and (ii) for premiums for a life insurance policy as follows: Mr. Tan — $504; Ms. Lien — $504; and Mr. Eggebrecht — $489.
(3)	As of May 31, 2003, Mr. Eggebrecht is no longer an employee of the Company. However, Mr. Eggebrecht is now serving his first term on our Board of Directors.

The following table sets forth the option grants during the fiscal year ended June 28, 2003 for the individuals named in the Summary Compensation Table.

OPTION GRANTS IN FISCAL YEAR ENDED JUNE 28, 2003

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Name					5%	10%
Hock E. Tan	—	—	—	—	—	—
Justine F. Lien	100,000	4.02%	$22.05	4/24/2013	1,386,713	3,514,202
Lewis C. Eggebrecht	—	—	—	—	—	—

The following table sets forth aggregate option exercises during the fiscal year ended June 28, 2003 and option values for the individuals named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options At Fiscal Year End (#)	Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Hock E. Tan	180,000	$3,938,766	393,271/152,429	10,883,661/2,243,679
Justine F. Lien	130,000	$2,790,676	147,129/197,500	3,902,463/2,070,375
Lewis C. Eggebrecht	105,888	$2,389,826	26,250/0	315,438/0

Compensation of Directors

The Company reimburses members of the Board of Directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. In addition, the Company compensates independent members of the Board of Directors an annual stipend of $15,000 for services provided in such capacity, as well as $3,000 for each board meeting attended, and $2,000 for each committee meeting attended other than in conjunction with a full board meeting. The Company paid an aggregate of approximately $212,000 to the board members during fiscal years 2003, 2002 and 2001.

Executive Employment Agreement

In July 2002, the Compensation Committee approved an increase in the base salary of Hock E. Tan, as CEO and President, to $300,000 per year pursuant to an employment agreement that was entered into as of May 1999. In addition to his salary, Mr. Tan is eligible to earn an annual bonus of up to 150% of his base salary based upon our attaining certain performance targets established annually by the Board of Directors. Mr. Tan’s employment agreement may be terminated either by Mr. Tan’s resignation or by the Company, with or without cause. In the event the employment agreement is terminated without cause, or Mr. Tan resigns for good reason, the company is required to make severance payments to Mr. Tan in the amount of 125% of his then current base salary, plus any bonus earned, but unpaid (such bonus being prorated if Mr. Tan is terminated prior to the last day of the fiscal year) and health benefits. The foregoing severance payments are required to be made until twelve months following the termination.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and greater than 10% shareholders (“Reporting Persons”) to file reports of ownership (on Form 3) and periodic changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission. Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of Reporting Persons that no other reports were required to be filed during the fiscal year ended June 28, 2003, all Section 16(a) filing requirements applicable to the Reporting Persons were complied within a timely manner during the last fiscal year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company’s compensation program includes short and long-term incentives designed to attract, motivate and retain highly qualified executives who will effectively manage the Company and maximize shareholder value. The Board believes that executive officer compensation, including that of the Chief Executive Officer, should be significantly influenced by Company performance.

The Company’s compensation package for its executive officers consists of base salary and variable incentive compensation, consisting of two parts: a short-term cash bonus and long-term stock options. The variable portion of the compensation package is directly linked to Company performance. In setting total compensation, individual and Company performance are considered, as well as compensation survey data and other publicly available data of companies considered to be peers of the Company in the semiconductor industry.

The Board has established a comprehensive annual salary plan and policy for the Company’s senior executives. The salary plan was based upon industry and peer group data, as well as the past performance and expected future contributions of the individual executives. The Board also determined the base salary of the Chief Executive Officer based upon similar competitive compensation data and the Committee’s assessment of their performance and its expectation as to their future contributions in leading the Company.

The Company uses a system of “management by objectives” (“MBOs”) to determine cash bonuses. Under the Company’s bonus plan, employees, including executive officers, are eligible to receive cash bonuses based upon a combination of (i) the Company achieving revenue and earnings objectives, (ii) the employee’s business unit achieving its specific business and financial objectives, and (iii) the employee meeting specified performance objectives. Participating employees have a target bonus, expressed in terms of a percentage of base salary, which is dependent upon his or her position with the Company. For the fiscal year ended June 28, 2003, the bonus plan provided for target bonuses ranging from 5% to 75% of base salary. The target bonus for the Chief Executive Officer was 75%. This was based on the above objectives, including financial performance of the Company during the previous fiscal year. Based upon achievement of the aforementioned criteria, bonuses are determined and paid semi-annually. In addition to the target bonuses, discretionary bonuses may be determined and paid to certain senior managers and sales executives on a quarterly basis. The Board relied on the above data and its assessment of individual performance and achievement of business unit and Company results to objectives, and it exercises subjective judgment and discretion in light of this information and the Company’s compensation policies described above to determine base salaries and bonuses.

Beginning in May 1999, Mr. Hock E. Tan began serving as President and Chief Executive Officer of the Company. In July 2002, the Compensation Committee approved an increase in the base salary of Mr. Tan, as CEO and President, to $300,000 per year. In addition to his salary, Mr. Tan is eligible to earn an annual bonus of up to 150% of his base salary based upon our attaining certain performance targets established annually by the Board of Directors.

Stock options granted to employees typically vest over four years and are exercisable at fair market value on the anniversary of the date of grant. Since the value of an option bears a direct relationship to the Company’s stock price, it is an effective incentive for management to create value for shareholders. The Board therefore views stock options as a critical component of its long-term, performance-based compensation philosophy. As with the determination of base salaries and bonuses, the Committee relies on data of companies in the semiconductor industry, its assessment of the individual’s, the business unit’s and the Company’s performance and the stock option grants previously made, and exercises subjective judgment and discretion after careful consideration of this information and the Company’s general policies. Executive officers may also participate, along with other Company employees, in the Company’s 401(k) Plan, which includes Company matching contributions.

To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Board considers the anticipated tax treatment to the Company and to the executives of various compensation. Some types of compensation and their deductibility depend upon the timing of an executive’s vesting or exercise of previously granted rights. Further interpretations of and changes in the tax laws also affect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Board’s control, the Board intends to limit executive compensation in ordinary circumstances to that deductible under Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Board may utilize alternatives (such as deferring compensation) for qualifying executive compensation for deductibility.

Michael A. Krupka

John D. Howard

AUDIT COMMITTEE

On April 23, 2003, the Audit Committee recommended for approval, and the Board of Directors unanimously approved, a revised Audit Committee Charter outlining the responsibilities and duties of the Audit Committee. The revised Audit Committee Charter is attached to this proxy statement as Appendix A.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended June 28, 2003.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

The Securities and Exchange Commission has adopted new regulations that affect public company audit committees, their compensation, and their authority. Some of these regulations are currently in effect, and others take effect over approximately the next year. In addition, the Nasdaq Stock Market has proposed for Securities and Exchange Commission approval new listing standards that, among other things, govern the composition and authority of audit committees. Pursuant to the adoption of the revised Audit Committee Charter (which is attached to this proxy as Appendix A), the Board of Directors has adopted a revised policy effective April 23, 2003 which prohibits the Company from entering into non-audit related consulting agreements for financial information systems design and implementation, for certain other services considered to have an impact on independence, and for all services prohibited by the Sarbanes-Oxley Act of 2002 and new Securities and Exchange Commission regulations. The policy also contains procedures requiring Audit committee pre-approval of all audit and permitted non-audit services provided by the external auditors. The Company’s Board and the Audit Committee will review and revise the current Audit Committee Charter in a timely manner to comply with any other new requirements which become effective.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2003.

Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq Stock Market as currently in effect and as proposed.

Henry I. Boreen

John D. Howard

Nam P. Suh

Stock Performance Chart

The following Stock Performance Chart compares the Company’s cumulative total shareholder return on its Common Stock for the period from May 23, 2000 to June 28, 2003, with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and Philadelphia Semiconductor Index. The comparison assumes $100 was invested on May 23, 2000 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

*	$100 INVESTED ON 5/23/00 IN STOCK OR INDEX –
INCLUDING REINVESTMENT OF DIVIDENDS

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information with respect to the approximate beneficial ownership of: (i) each class of its equity securities by each person who is known by the Company to own more than 5% of the Company’s outstanding voting securities and (ii) each class of its equity securities by each of its directors and executive officers and all of the directors and executive officers as a group, in each case as of July 31, 2003, except as otherwise disclosed. Unless otherwise noted, to our knowledge, each of the following shareholders has sole voting and investment power as to the shares shown:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Principal Shareholders:
Franklin Resources, Inc. (1) One Franklin Parkway San Mateo, CA 94403	4,948,598	7.1%

Directors and Executive Officers:
Hock E. Tan (2)	535,809	*
Justine F. Lien (3)	307,110	*
Dinh N. Bui (4)	35,000	*
Randall R. Frederick (5)	107,355	*
Lewis C. Eggebrecht (6)	129,971	*
Dr. Nam P. Suh (7)	8,000	*
John D. Howard (8)	78,517	*
Directors and Executive Officers as a group (7 persons)	1,201,762	1.7%

*	Represents less than 1%.
(1)	Based on a Form 13G/A filed with the SEC on January 30, 2003 by Franklin Resources, Inc. on behalf of itself, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisors, Inc. this amount includes 4,948,598 shares of common stock beneficially owned by Templeton Private Client Group, Franklin Private Client Group, Inc., Fiduciary Trust Company International or Franklin Advisers, Inc., all of which are wholly-owned subsidiaries of Franklin Resources, Inc. According to the Form 13G/A, Franklin Advisers, Inc. has sole voting and investment power over 4,408,700 of the shares, Franklin Private Client Group, Inc. has sole voting and investment power over 344,468 of the shares, Fiduciary Trust Company International has the sole voting and investment power over 191,650 of the shares and Templeton Private Client Group has the sole voting and investment power over 3,780 of the shares.
(2)	Includes 412,021 shares of common stock issuable upon exercise of options and 123,788 shares of common stock held in trust for Mr. Tan’s children.
(3)	Includes 154,629 shares of common stock issuable upon exercise of options.
(4)	Includes 35,000 shares of common stock issuable upon exercise of options.
(5)	Includes 107,355 shares of common stock issuable upon exercise of options.
(6)	Includes 26,250 shares of common stock issuable upon exercise of options.
(7)	Includes 8,000 shares of common stock issuable upon exercise of options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Orders Placed with Affiliate of Directors

Michael A. Krupka and David Dominik, both of whom are directors of the Company, are members or general partners of certain investment funds associated with Bain Capital, LLC. Certain of these Bain Capital, LLC investment funds are also shareholders of ChipPAC, Inc., one of our production vendors. Our orders to ChipPAC totaled approximately $0.5 million for fiscal year 2003, $1.0 million for fiscal year 2002 and $6.0 million in fiscal year 2001 and were on market terms.

SHAREHOLDER PROPOSALS

In order for a nomination for the election of a director or any other proposal to be presented by any shareholder at the Company’s 2004 Annual Meeting of Shareholders, notice of the nomination or other proposal, together with the additional information required by the Company’s By-laws, must be delivered by the shareholder to the Secretary of the Company at its principal executive offices not less than 60 days and not more than 90 days before the date of the meeting and, in the case of a proposal, the proposal must be an appropriate subject for shareholder action under applicable law. If the Company announces the date of the 2004 Annual Meeting of Shareholders less than 70 days before the meeting, then the notice and other information concerning director nominations and shareholder proposals shall be required to be delivered by the shareholder to the Secretary of the Company no later than 10 days following the Company’s announcement of the meeting date. In the event that the Company receives, within the time frame set forth above, notice of a shareholder proposal which is not included in the Company’s proxy materials for the 2004 Annual Meeting of Shareholders, then so long as the Company includes in its proxy statement for that meeting, advice on the nature of the matter and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to such proposal, except to the extent limited by the SEC’s rules governing shareholder proposals. In order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2004 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal executive offices not later than May 26, 2004.

INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers LLP has been appointed as the Company’s independent auditors for the fiscal year ending July 3, 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and will be available at the meeting to respond to appropriate questions.

OTHER MATTERS

Management knows of no matters other than those listed in the attached Notice of the Annual Meeting that are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

By Order of the Board of Directors,

Justine Lien

Chief Financial Officer and Corporate Secretary

Norristown, Pennsylvania

September 26, 2003

APPENDIX A

INTEGRATED CIRCUIT SYSTEMS, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Purpose

The Audit Committee (“Committee”) is appointed by the Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Committee will provide support for management’s efforts to enhance the quality of the Company’s internal control structure and help to facilitate effective communication between management, the Board, and the Company’s independent public accountants.

Composition

The Committee will consist of three or more members, appointed in connection with the annual election of Directors. The members will serve for a one-year period, or until their successors have been duly elected and qualified. Each of the members of the Committee must be independent non-executive directors, free from any relationship that, in the judgment of the Board, would interfere with the exercise of his or her independent judgment.

Committee members must also meet the independence requirements of the Nasdaq Stock Market as amended, Section 10A(m)(3) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) and the rules and regulations as amended of the Securities and Exchange Commission (“Commission”). Further, all members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee.

Meetings

The Committee will meet, at a minimum, on a quarterly basis in conjunction with the Company’s preparation and public release of quarterly and year-end financial information on Form 10-Q or Form 10-K. The Committee may also meet for specially called meetings in conjunction with other public releases which involve significant public financial disclosure or in conjunction with other Committee business, as deemed necessary by either the Board or the Committee. The Committee may request that any officer or employee of the Company, the Company’s outside counsel, or the Company’s external auditor attend any meeting of the Committee. All meetings of the Committee will follow an agenda and minutes of the meetings will be maintained.

General Responsibilities and Duties

The Committee will foster open communication with management, the independent public accountants and the Board. In this regard, the Committee will meet, whenever deemed appropriate by the Committee, with management and the independent public accountants in separate sessions to discuss any matters that the Committee or either of these groups believes should be discussed privately.

The Committee has adopted and will be responsible for the oversight and administration of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. These procedures also allow for the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, with full access to all books, records, facilities and personnel of the Company and direct access to the independent public accountants. The Committee has the ability to retain, at the Committee’s request, special legal, accounting or other consultants, experts or advisors it deems necessary in the performance of its duties.

The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent public accountants and to any consultants, experts or advisors engaged by the Committee.

All audit services and permissible non-audit services provided to the Company by the independent public accountants will be pre-approved by the Committee. The engagement to render the services will be entered into pursuant to pre-approval policies and procedures established by the Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management.

The Committee will review and address any difficulties experienced by management or the independent public accountants and any disagreements between management and the independent public accountants, in each case in connection with the annual audit of the Company’s financial statements, including any restrictions on the scope of the work of the independent public accountants or their access to required information.

The Committee will review any significant report to management prepared by any advisor or consultant engaged to evaluate or report on financial matters, and any response by management to such report.

The Committee will perform oversight functions as requested by the Board.

Responsibilities for Engaging and Working With Independent Public Accountants

The Committee will have the sole responsibility for the appointment, compensation, and oversight of the independent public accountants for the purpose of preparing an audit report or related work. The independent public accountants will report directly to the Committee. The Committee will have the ultimate authority and responsibility to evaluate and, if deemed appropriate, replace the Company’s independent public accountants. The Committee will ensure the rotation of the lead auditor and the auditor responsible for reviewing the audit as required by law.

The Committee will require a formal annual written statement from the independent public accountants delineating all relationships between the independent public accountants, related entities, and the Company, which statement will be consistent with the Independence Standards Board Standard 1. The Committee will discuss with the independent public accountants any relationship disclosures in the aforesaid written statement that might impact the objectivity and independence of the auditor.

The Committee will set policies consistent with applicable regulations for the hiring of employees or former employees of the Company’s independent public accountants.

The Committee will not engage the independent public accountants to perform any services set forth in 10A(g) of the Exchange Act.

The Committee will ascertain that the independent public accountants will be available to the full Board at least annually (and more frequently if deemed appropriate by the Committee) to provide the Board with a timely analysis of significant financial reporting issues.

The Committee will review and approve the fees to be paid to the independent public accountants.

Responsibilities Regarding the Annual Audit and the Quarterly and Annual Financial Statements

The Committee will ask management and the independent public accountants about significant risks and exposures and the plans to minimize such risks.

The Committee will address with the independent public accountants (i) the Company’s critical accounting policies, (ii) alternative treatments of financial information within generally accepted accounting principles that the independent public accountants have discussed with management, and the alternative preferred by the independent public accountants, and (iii) material written communications between the independent public accountants and management, such as any management letter or schedule of unadjusted differences.

The Committee will review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q, and any other filing with the Commission requiring certification by the Chief Executive Officer and Chief Financial Officer, about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

The Committee will review any significant findings and recommendations made by the Company’s independent public accountants, together with management’s response to them.

After the annual audit is completed and prior to the filing of the Company’s Annual Report on Form 10-K with the Commission, the Committee will review with management and the independent public accountants:

(1)	the Company’s annual report on Form 10-K, including the annual financial statements and related footnotes and the clarity of the disclosures in the financial statements;

(2)	the impact of pronouncements by the Financial Accounting Standards Board, releases of the Commission, and any other pertinent regulations that might have an effect on the Company’s audited financial statements;

(3)	the independent public accountants’ audit of and report on the financial statements;

(4)	any matters the independent public accountants determine that are required to be discussed with the Committee pursuant to Statement of Auditing Standards No. 61;

(5)	the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1;

(6)	the management recommendation letter on accounting procedures and controls prepared by the Company’s independent public accountants and any other reports and management’s responses concerning such reports; and

(7)	anything else about the audit procedures or findings that Generally Accepted Auditing Standards require the independent public accountants to discuss with the Committee.

The Committee will annually prepare a report to shareholders as required by the rules of the Commission, for inclusion in the Company’s annual proxy statement. The Committee will include a statement within such report on whether the Committee has recommended that the financial statements be included in the Form 10-K. The Committee will also ensure that a copy of the Committee’s Charter is included within the Company’s proxy statement at least once every three years.

With respect to quarterly results for the first three fiscal quarters of each year, the Committee will meet quarterly with the independent public accountants and management to discuss if the Company’s quarterly financial statements as well as significant events, transactions and changes in accounting estimates were considered by the independent public accountants (after performing their required quarterly review) to have affected the quality of the Company’s financial reporting. This meeting will take place prior to filing the Company’s Quarterly Report on Form 10-Q with the Commission.

Scope of Responsibilities

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct any audit or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent public accountants. Additionally, it is not the duty of the Committee to assure compliance with laws and regulations affecting the Company or to conduct investigations to resolve disagreements, if any, between management and the independent public accountants. The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time to time determines.

INTEGRATED CIRCUIT SYSTEMS, INC.

PROXY

Solicited on behalf of the Board of Directors

The undersigned hereby appoints Hock E. Tan and Justine F. Lien, and each of them, as proxies with full power of substitution, to vote all shares of common stock which the undersigned has power to vote at the Annual Meeting of Shareholders of Integrated Circuit Systems, Inc. to be held at 9:00am EST on October 29, 2003, and at any adjournment or postponement thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” ITEM 1, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The Directors recommend a vote “FOR” item 1.

1.	ELECTION OF CLASS III DIRECTORS FOR THREE-YEAR TERM: HOCK E. TAN AND NAM P. SUH

❑ FOR all listed nominees

❑ WITHHOLD AUTHORITY to vote for all listed nominees

❑ LISTED NOMINEES except the following:

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NAME OF SUCH NOMINEE(S) IN THE SPACE PROVIDED BELOW.)

(Please date and sign on reverse side)

(Continued from other side)

PLEASE INDICATE WHETHER YOU WILL ATTEND THE ANNUAL MEETING OF SHAREHOLDERS ON OCTOBER 29, 2003.

I  ❑ plan / ❑ do not plan to attend the Annual Meeting.

PLEASE SIGN EXACTLY AS NAME APPEARS. JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING. IF SIGNER IS A CORPORATION, PLEASE SIGN FULL NAME BY DULY AUTHORIZED OFFICER.

Dated:                         , 2003

Signature

(Shareholders Sign Here)

PLEASE RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE